SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ACCREDO HEALTH, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(ACCREDO HEALTH, INC. LOGO)

ACCREDO HEALTH, INCORPORATED

1640 Century Center Parkway
Suite 101
Memphis, Tennessee 38134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, November 19, 2002

To the Stockholders of Accredo Health, Incorporated:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Accredo Health, Incorporated (the “Company” or “Accredo”), will be held at the Accredo Health offices, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee, 38134, on Tuesday, November 19, 2002 at 9:00 a.m. (Central Time) for the following purposes:

(1) To elect three Class I directors to serve for a term of three (3) years and until their successors are elected; and to elect one Class III director to serve for a term of two (2) years and until her successor is elected;

(2) To ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2003;

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only stockholders of record at the close of business on September 23, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      Your attention is directed to the Proxy Statement accompanying this Notice for more complete information regarding the matters to be acted upon at the Annual Meeting.

      The Board of Directors of the Company unanimously recommends that stockholders vote FOR the director nominees named in the Proxy Statement, and FOR approval of the appointment of Ernst & Young LLP as auditors for the Company.

      Stockholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors

/s/ Thomas W. Bell, Jr.
Thomas W. Bell, Jr.,
Secretary

October 18, 2002

IMPORTANT

      YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRING AT THE ANNUAL MEETING:
BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS
PROPOSAL 2.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE MEMBERS
AUDITOR FEES
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS
COMMON STOCK
MANAGEMENT
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
ANNUAL REPORTS
OTHER MATTERS

(ACCREDO HEALTH, INCORPORATED LOGO)

ACCREDO HEALTH, INCORPORATED

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held November 19, 2002

      This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Accredo Health, Incorporated (the “Company” or “Accredo”) from holders of the Company’s common stock, $0.01 par value (the “Common Stock”). These proxies will be voted at the 2002 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at 9:00 a.m. (Central Time) on Tuesday, November 19, 2002, at the offices of the Company, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134, and at any adjournments or postponements thereof. The mailing address of the principal executive offices of the Company is 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

      Only holders of record of shares of Common Stock outstanding as of the close of business on September 23, 2002 (the “Record Date”), are entitled to notice of and to vote on each matter submitted to a vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for directors. As of the close of business on September 23, 2002, the Company had 31,514,233 shares of Common Stock outstanding. The Notice of Annual Meeting, this Proxy Statement, and the proxy are being first mailed to stockholders on or about October 18, 2002.

      A majority of the outstanding shares of Common Stock entitled to vote at the meeting, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the stockholders. If adjournment is proposed by the Company, the persons named on the enclosed proxy will vote such shares for which they have voting authority in favor of adjournment.

      All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Approval of other matters will be determined based upon the affirmative vote of the majority of shares present (in person or by proxy) held by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

      Shares represented by proxies that are marked “withhold authority” or “abstain” will be counted as shares present for purposes of establishing a quorum. Shares represented by proxies that include broker nonvotes will also be counted as shares present for purposes of establishing a quorum. A broker nonvote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Neither withholding authority to vote with respect to one or more nominees or a broker nonvote will have an effect on the outcome of the election of directors, or the ratification of auditors for Accredo.

      All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for the others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

      Any stockholder returning the accompanying proxy card may revoke that proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to the Company a proxy card bearing a later date.

PROPOSALS FOR STOCKHOLDER ACTION

PROPOSAL 1.

ELECTION OF DIRECTORS

      The Company’s Board of Directors is composed of three classes, designated Class I, Class II, and Class III. The term of the Class I directors expires at the 2002 Annual Meeting. The current Class I directors are Kenneth J. Melkus, Kevin L. Roberg and David D. Stevens.

      A Class III director, Mr. Patrick Welsh, informed the Company of his decision to resign from the Board of Directors effective at the 2002 Annual Meeting. Mr. Welsh has two years remaining on his term (expiring at the 2004 Annual Meeting) and has been a director of the Company since June 1997. Mr. Welsh is resigning due to his limited time availability and in order to pursue other endeavors.

      The Board of Directors by action taken by unanimous consent on September 5, 2002, designated Kenneth J. Melkus, Kevin L. Roberg and David D. Stevens as the nominees for election as Class I directors at the annual meeting and Nancy-Ann DeParle as the nominee for election as a Class III director to replace Patrick Welsh. With the proposed replacement of Mr. Welsh by Ms. DeParle, the number of directors will remain fixed at eight (8).

      The term of the Class II directors will expire at the 2003 annual meeting of the stockholders of the Company and the term of the Class III directors will expire at the 2004 annual meeting of the stockholders of the Company. Each succeeding term of a director in Class I, Class II, or Class III shall be for three years or until his or her successor is elected. The Class II directors are Kyle J. Callahan and Dick R. Gourley, and, the current Class III Directors are John R. Grow, Kenneth R. Masterson and Mr. Welsh, subject to Mr. Welsh’s prospective resignation at the 2002 Annual Meeting.

      The Amended and Restated Certificate of Incorporation of the Company presently provides that the Board of Directors shall consist of between five and twelve members, and that the actual number of members shall be determined within such minimum and maximum by resolutions adopted by an affirmative vote of at least two-thirds (2/3) of the total number of directors then in office. The Amended and Restated Certificate of Incorporation of the Company further provides that any vacancy in the Board created by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise may be filled, until the next election by the stockholders of the Class to which the director shall have designated, by the affirmative vote of at least two-thirds (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board. Notwithstanding the Boards’ authority to fill a vacancy by such action, the Board has made the voluntary determination to submit Ms. DeParle as a nominee Class III director subject to stockholder approval at the 2002 Annual Meeting to serve the remainder of the term for Class III directors until the 2004 annual meeting of the stockholders of the Company. The Board may choose to fill other vacancies by action solely of the Board.

      Each nominee for election at the Annual Meeting has consented to be a candidate and to be so named in this Proxy Statement and to serve, if elected. If any nominee becomes unable or unwilling to serve, although not anticipated, the persons named as proxies will have the discretionary authority to vote for a substitute. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Therefore, the three nominees for election as Class I directors who receive the greatest number of votes cast at the Annual Meeting will be elected to the Board of Directors as Class I directors and the nominee for election as a Class III director who receives the greatest number of votes cast at the Annual Meeting will be elected to the Board as a Class III Director. Unless otherwise specified, the accompanying proxy will be voted FOR Kenneth J. Melkus, Kevin L. Roberg and David D. Stevens as Class I directors and FOR Nancy-Ann DeParle as a Class III director.

      Information as to each nominee and as to directors continuing as Class II directors and Class III directors follows:

CLASS I DIRECTORS — NOMINEES FOR ELECTION AT THE ANNUAL MEETING — TERM EXPIRING AT THE 2005 ANNUAL MEETING

     KENNETH J. MELKUS

     Age — 56

      Mr. Melkus has been a Director of Accredo since October, 1997. Mr. Melkus currently serves as a consultant to Welsh Carson Anderson & Stowe, a leveraged-buyout firm, which specializes in health care, and information services transactions. From its founding in 1993 until it was merged into United Health Group of Minneapolis in 1996, Mr. Melkus served as Chairman of the Board and Chief Executive Officer of HealthWise of America, Inc., an operator of health maintenance organizations. From 1986 until 1993, Mr. Melkus served as Vice Chairman and President of Surgical Care Affiliates, Inc., an operator of outpatient surgery centers. Mr. Melkus is also a director of Ardent Health Services, an owner and operator of psychiatric and acute care hospitals.

     KEVIN L. ROBERG

     Age — 51

      Mr. Roberg has been a Director of Accredo since November, 1999. Mr. Roberg is a general partner of Delphi Ventures, a healthcare focused venture capital firm. From 1995 to 1998 Mr. Roberg served as the Chief Executive Officer and President of ValueRX and Medintell Systems Corporation, which was acquired by ValueRX. Mr. Roberg has held numerous positions with healthcare companies since 1974, including positions with United Healthcare Corporation, Partners National Health Plans, American MedCenters, Inc., and MedCenters Health Care, Inc. Mr. Roberg serves as a director of Duane Reade Drug Stores; Dignified Assisted Living, Inc.; JLJ Medical Devices, Inc.; OmniCell, Inc.; and numerous private companies.

     DAVID D. STEVENS

     Age — 49

      Mr. Stevens has served as Chief Executive Officer of Accredo since it was acquired from LeBonheur Health Systems Inc. (“LHS”) in 1996 and has served as a Director of Accredo since June 1997. Previously, Mr. Stevens served as Chief Operating Officer of Accredo’s wholly owned subsidiary, Southern Health Systems, Inc. (“SHS”) since its inception in 1983. Mr. Stevens has served as President of SHS since 1993 and Director since 1996. He has served as Chief Executive Officer of SHS’s wholly owned subsidiary Nova Factor, Inc. since 1996 and as a Director since 1990.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

CLASS III DIRECTOR — NOMINEE FOR ELECTION AT THE ANNUAL MEETING — TERM EXPIRING AT THE 2004 ANNUAL MEETING.

     NANCY-ANN DEPARLE

     Age — 45

      Ms. DeParle is a health care consultant, a Senior Advisor to JP Morgan Partners, LLC, and an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. She serves as a director of Cerner Corporation; DaVita, Inc; Guidant Corporation; Specialty Laboratories, Inc. and Triad Hospitals, Inc. She also serves on the Institute of Medicine Committee on the Roles of Academic Health Centers in the 21st Century, the Strategic Advisory Council of the National Quality Forum, and as a trustee of the Robert Wood Johnson Foundation. In May 2002, she was appointed a member of the Medicare Payment Advisory Commission (MedPAC), which advises Congress on Medicare payment and policy issues. From November 1997 until October 2000, DeParle served as Administrator of the Health Care Financing Administration (HCFA), now the Center for Medicare and Medicaid Services (CMS).

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEE AS A CLASS III DIRECTOR.

CURRENT DIRECTORS WHOSE TERMS ARE NOT EXPIRING AT THE ANNUAL MEETING:

CLASS II DIRECTORS — TERM EXPIRING AT THE 2003 ANNUAL MEETING

     KYLE J. CALLAHAN

     Age — 36

      Mr. Callahan has served as Senior Vice President and a Director of Accredo since Accredo’s wholly owned subsidiary, Hemophilia Health Services, Inc. (“HHS”) was acquired by the Company in June 1997. Mr. Callahan has served as President of HHS since June 1997. From HHS’s inception in 1990 until June 1997, Mr. Callahan served in several management and executive positions with HHS, including Vice President of Operations.

     DICK R. GOURLEY

     Age — 57

      Dr. Gourley has been a Director of Accredo since November 2000. Dr. Gourley has served as Dean and Professor of Pharmacy with Tenure at the College of Pharmacy, University of Tennessee Health Science Center, Memphis, Tennessee, since December 1989. Dean Gourley has previously served as Provost at Mercer University, Atlanta, Georgia and as a Professor in the Colleges of Pharmacy at Mercer University and University of Nebraska. He has been a visiting professor at the Universities of Sydney, Otago and Hirshomia. He has published over 60 referred manuscripts and is the co-editor of the Textbook of Therapeutics, 7th ed. Dr. Gourley is a licensed pharmacist and holds a Doctor of Pharmacy degree from the College of Pharmacy, University of Tennessee. Dr. Gourley is a director of several private companies, and has served on the Dean’s Advisory Councils of Walgreens Company, Chicago, Illinois, Medco Health Solutions, and National Association of Chain Drug Stores (NACDS), Alexandria, Virginia.

CLASS III DIRECTORS — TERM EXPIRING AT THE 2004 ANNUAL MEETING

     JOHN R. (RANDY) GROW

     Age — 54

      Mr. Grow has served as President of Accredo since it was acquired from LHS in 1996 and has served as a Director of Accredo since June 1997. Mr. Grow has also served as President of Accredo’s indirect subsidiary, Nova Factor, Inc. since 1996, and Chief Operating Officer and Director since 1990. Previously, Mr. Grow was employed in the home infusion industry as President of Curaflex Health Infusion Services, Inc. from 1988 to 1989 and as Area Vice President of Caremark, Inc. from 1985 to 1988.

     KENNETH R. MASTERSON

     Age — 58

      Mr. Masterson has been a Director of Accredo since April 1998. Mr. Masterson joined Federal Express Corporation in 1980 and in 1996 he became Executive Vice President, General Counsel and Secretary of Federal Express Corporation. In 1998, Mr. Masterson assumed the same duties for FedEx Corporation, a transportation holding company and the parent company of the FedEx family of corporations worldwide. Mr. Masterson is also a director of Thomas & Betts Corporation.

BOARD COMMITTEES, ATTENDANCE, AND COMPENSATION OF DIRECTORS

Committees

      The Board of Directors has established three Committees, the Audit Committee, the Compensation Committee, and the Nominating Committee each of which is briefly described below.

      The Company’s Audit Committee, composed solely of non-employee directors, recommends the annual appointment of the Company’s independent auditors and, in conjunction with such auditors, reviews the scope of audit and other assignments and related fees. The Audit Committee also reviews the accounting principles used by the Company in financial reporting and the adequacy of the Company’s internal control procedures, all in conjunction with the Company’s auditors. The Audit Committee currently consists of Kenneth J. Melkus, Kenneth R. Masterson and Kevin L. Roberg.

      The Company’s Compensation Committee, composed solely of non-employee directors, is responsible for reviewing and approving salaries, bonuses, and other compensation for the Company’s executive officers and administering any stock option and other employee benefit plans of the Company. The Compensation Committee currently consists of Patrick J. Welsh and Kenneth J. Melkus.

      The Company’s Nominating Committee, comprised solely of non-employee directors, is responsible for locating, interviewing and recommending nominees for the Board of Directors. The Nominating Committee currently consists of Dick R. Gourley and Kenneth J. Melkus.

Meetings

      During the Company’s fiscal year ended June 30, 2002 (“Fiscal 2002”), the Board of Directors of the Company held seven meetings. In addition, the Compensation Committee met eight times and the Audit Committee held five meetings. During Fiscal 2002, each incumbent director attended 75% or more of the aggregate number of meetings held by the Board of Directors and its committees on which he served, with the exception of Mr. Welsh who because of unavoidable prior commitments was unable to attend three of the Board meetings held in fiscal 2002.

Compensation of Directors

      Employees of the Company who are members of the Board of Directors of the Company do not receive any compensation for serving on the Company’s Board of Directors. The Company has historically designated an amount of cash compensation and fully-vested stock option awards to compensate its non-employee directors for a specified period of service. During the period November 16, 2000 to November 30, 2001 each non-employee director received a fee for serving as a director in the form of a cash payment of $10,000.00, plus non-qualified stock options for 15,000 shares of Accredo common stock. These options were 100% vested on the date of grant and are exercisable at an exercise price of $27.75 per share. The options expire on November 1, 2010. For the period November 16, 2001 to November 30, 2002, each non-employee member of the Board of Directors received options for 20,000 shares of Accredo common stock, plus a cash payment of $10,000.00. These options are 100% vested on the date of grant and are exercisable at an exercise price per share equal $35.36 per share. These options will expire on November 1, 2011. For the period November 16, 2002 to December 1, 2003 each non-employee member of the Board of Directors will receive options for 20,000 shares of Accredo common stock, plus a cash payment of $15,000.00. These options will be 100% vested on the date of grant and will be exercisable at an exercise price per share equal to the fair market value of Accredo stock on the date of grant. These options will expire 10 years after the date of grant. Each non-employee member of the Audit Committee will receive a fee of $1,250.00 per Audit Committee meeting attended. All directors of the Company, including members who are employees, receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees thereof.

      In May 1996, the Company adopted the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Stock Purchase Plan (“1996 Option Plan”) and in April 1999, the Company adopted the Accredo Health, Incorporated 1999 Long-Term Incentive Plan (“Long Term Incentive Plan”). In June 2002, the Company adopted the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (“2002 Incentive Plan”). The 1996 Option Plan was amended in 1997. The 1996 Option Plan, the Long Term Incentive Plan and the 2002 Incentive Plan provide for the discretionary grant of options to officers, employees and Directors of the Company who are not employees of the Company (each an “Eligible Director”).

      In addition to the grants of fully vested stock options for specified periods of service, the Company has historically granted options that vest over four (4) years to its non-employee directors upon their initially becoming a director. Pursuant to the 1996 Option Plan each then Eligible Director was, in February 1998, awarded an initial grant of non-qualified options to purchase 45,000 shares. Mr. Masterson was granted non-qualified options to purchase 45,000 shares in April 1998. After being elected to the Board, Mr. Roberg was granted nonqualified options to purchase 22,500 shares on November 18, 1999. On November 16, 2000, Dr. Dick Gourley was granted nonqualified options to purchase 15,000 shares of Accredo stock. The Option Price for each option granted to a director under the 1996 Option Plan in 1998 was $2.667, the Option Price for each option granted to Mr. Roberg on November 18, 1999, was $13.056, and the Option Price for each option granted to Dr. Gourley on November 16, 2000 was $28.208, each price respectively having been determined to be the fair market value per share at the time of the grant. Ms. DeParle, if elected to the Board, will be granted non-qualified options to purchase 10,000 shares of Accredo stock at an option price equal to the fair market value of the stock on the date of grant. All of these options are vested ratably each year on the anniversary of the grant date over the four-year period commencing on the grant date. Directors of the Company are eligible for future grants of stock awards under the 1996 Option Plan, the Company’s 1999 Long-Term Incentive Plan and the 2002 Incentive Plan.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The independent accounting firm of Ernst & Young LLP has served as the Company’s independent auditors since its inception and the Company’s Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for its fiscal year ending June 30, 2003. Ernst & Young LLP has no financial interest, direct or indirect, in the Company and does not have any connection with the Company except in its professional capacity as an independent auditor. The ratification by the stockholders of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to its stockholders. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending June 30, 2003. Even if the selection is ratified, the Board of Directors in its sole discretion may direct the appointment of a different independent accounting firm at any time during the fiscal year if the Board determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF APPOINTMENT OF INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee operates pursuant to a charter, which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of three directors who meet the independence and experience requirements of the National Association of Securities Dealers.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for the fiscal year ended June 30, 2002, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of Accredo’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed those disclosures with the auditors.

      The Audit Committee discussed with Accredo’s independent auditors the overall scope and plans for its audit. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of its examination of Accredo’s internal controls, and the overall quality of Accredo’s reporting.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. In reliance on the reviews and discussions with management and with the independent auditors referred to above, and the receipt of an unqualified opinion from Ernst & Young, LLP dated August 16, 2002 regarding the audited financial statements of Accredo for the fiscal year ended June 30, 2002, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

Kenneth R. Masterson — Chairman

Kenneth J. Melkus
Kevin Roberg

AUDITOR FEES

      Ernst & Young LLP billed Accredo the following fees for services provided during fiscal year 2002:

•	AUDIT FEES: The aggregate fees for professional services rendered for the audit of Accredo’s fiscal year 2002 annual financial statements and review of Accredo’s Form 10-Q reports were One Hundred Sixty Two Thousand Five Hundred ($162,500.00) Dollars.

•	AUDIT-RELATED FEES: The aggregate fees for professional services rendered during fiscal 2002 related to stand-alone subsidiary audits, audits of employee benefit plans and registration statements were Nine Hundred Twenty Three Thousand ($923,000.00) Dollars.

•	FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: None. ($0) Dollars

•	ALL OTHER FEES: The aggregate fees for all other non-audit services (including tax-consulting and compliance fees and AABS/CAST user fee) were None ($0) Dollars.

      Accredo’s Audit Committee has considered whether Ernst & Young LLP’s provision of non-audit services to Accredo is compatible with maintaining Ernst & Young LLP’s independence.

SECURITY OWNERSHIP OF DIRECTORS,

OFFICERS AND PRINCIPAL STOCKHOLDERS

      The following table sets forth the number of shares of Common Stock held beneficially, directly or indirectly, as of the Record Date (September 23, 2002) by (a) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each director and director nominee of the Company, (c) the Company’s Chief Executive Officer and the Company’s four most highly compensated executive officers other than the Chief Executive Officer whose total salary and bonus for fiscal year 2002 exceeded $100,000 (collectively, the “Named Executive Officers”), and (d) all directors, nominees and officers of the Company as a group, together with the percentage of the outstanding shares of Common Stock which such ownership represents.

COMMON STOCK

	Beneficial Ownership(1)

Name	Number	Percent

Wasatch Advisors, Inc.(2)	1,985,637	6.3
FMR Corp.(3)	1,891,315	6.0
David D. Stevens(4)	531,352	1.7
John R. Grow(5)	246,371	*
Joel R. Kimbrough(6)	201,571	*
Kyle J. Callahan(7)	187,179	*
Thomas W. Bell, Jr.(8)	100,496	*
Kenneth R. Masterson(9)	135,750	*
Kenneth J. Melkus(10)	86,250	*
Patrick J. Welsh(11)	142,782	*
Kevin L. Roberg(12)	57,500	*
Dick R. Gourley(13)	5,475	*
Nancy-Ann DeParle	—	*
All executive officers, directors and nominees as a group (13 persons)(14)	1,702,326	5.3

*	Less than 1%.

(1)	Information relating to the beneficial ownership of Common Stock by the above individuals is based upon information furnished by each such individual using “beneficial ownership” concepts set forth in rules promulgated by the Securities and Exchange Commission (the “Commission”) under Section 13(d) of the Exchange Act. Beneficial ownership includes shares as to which such person or group, directly or indirectly, through any contract, management, understanding, relationship, or otherwise has or shares voting power and/or investment power as those terms are defined in Rule 13d-3(a) of the Exchange Act. Except as indicated in other footnotes to this table, each individual listed above possesses sole voting and investment power with respect to all shares set forth by his or its name, except to the extent such power is shared by a spouse under applicable law. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage by the particular person or group, but are not deemed outstanding for any other purpose.
(2)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111. This information is derived from a 13F filing made by such holders as to shares to which it exercises shared investment discretion as of June 30, 2002. We make no representation as to the accuracy and completeness of this information regarding Wasatch Advisors.
(3)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is derived from a 13F filing made by such holder as to shares to which it exercises shared investment discretion as of June 30, 2002. We make no representation as to the accuracy and completeness of this information regarding Janus.
(4)	Includes options to purchase 191,716 shares granted under our stock option plans.
(5)	Includes options to purchase 160,320 shares granted under our stock option plans.

(6)	Includes options to purchase 114,107 shares granted under our stock option plans.
(7)	Includes options to purchase 82,499 shares granted under our stock option plans.
(8)	Includes options to purchase 54,937 shares granted under our stock option plans.
(9)	Includes options to purchase 97,500 shares granted under our stock option plans. The address for Mr. Masterson is c/o FedEx Corporation, 942 S. Shady Grove Road, Memphis, Tennessee 38120.

(10)	Includes options to purchase 35,000 shares granted under our stock option plans. The address for Mr. Melkus is 102 Woodmont Blvd., Suite 110, Nashville, Tennessee 37205.
(11)	Includes options to purchase 46,900 shares granted under our stock option plans. The address for Mr. Welsh is 320 Park Avenue, Suite 2500, New York, New York 10022
(12)	Includes options to purchase 51,875 shares granted under our stock option plans. The address for Mr. Roberg is 1695 Hunter Drive, Medina, Minnesota 55391.
(13)	Includes options to purchase 3,750 shares granted under our stock option plans. The address for Dr. Gourley is 847 Monroe Avenue, Suite 226, Memphis, Tennessee 38163.
(14)	Includes options to purchase an aggregate of 846,104 shares granted under our stock option plans.

MANAGEMENT

      The Named Executive Officers of the Company are listed in the table below. Biographical information concerning David D. Stevens, John R. (“Randy”) Grow, and Kyle Callahan, who are also directors of the Company, is set forth under Proposal 1 in this Proxy Statement. Biographical information concerning all other executive officers of the Company is set forth below.

Name	Age	Position

David D. Stevens	49	Chairman of the Board of Directors and Chief Executive Officer
John R. (“Randy”) Grow	54	President and Director
Joel R. Kimbrough	44	Senior Vice President, Chief Financial Officer and Treasurer
Kyle J. Callahan	36	Senior Vice President and Director
Thomas W. Bell, Jr.	51	Senior Vice President, General Counsel and Secretary
Barbara H. Biehner	45	Senior Vice President
Steve Fitzpatrick	42	Senior Vice President

      Mr. Kimbrough has served as Senior Vice President and Chief Financial Officer and Treasurer of Accredo since it was acquired from LHS in 1996. He has also served as Chief Financial Officer and Director of Nova Factor since its inception in 1990, as Chief Financial Officer of SHS since 1989, and as a Director of SHS since 1996. Previously, Mr. Kimbrough, a certified public accountant, was employed by Ernst & Young LLP from 1980 to 1989.

      Mr. Bell joined Accredo as Senior Vice President and General Counsel in July 1998 and was elected Secretary of the Company in October 1998. Prior to joining the Company, Mr. Bell practiced law from 1976 to 1998 as a member of the firm of Armstrong Allen Prewitt Gentry Johnston & Holmes, PLLC in Memphis, Tennessee, where Mr. Bell represented Nova Factor and SHS since their inception in 1990 and 1983, respectively.

      Ms. Biehner has served as an Accredo Senior Vice President since January 2002. Before joining Accredo, Ms. Biehner served as Chief Executive Officer of Bon Secours Holy Family Hospital from July 1998 to January 2002 and was a Senior Consultant for Child Health Corporation of America from February 1997 to July 1998; Executive Director of Children’s Health Services at Arkansas Children’s Hospital from September 1995 to February 1997 and Chief Operating Officer of Children’s Hospital of The King’s Daughters from February 1989 through March 1995.

      Mr. Fitzpatrick has served as Senior Vice President since February 2002. He joined the Company in 2001 as President of Accredo’s subsidiary Sunrise Health Management, Inc. and was elected President of Accredo Therapeutics, Inc. in February 2002. Prior to joining Accredo, Mr. Fitzpatrick held senior management positions with Abbott Laboratories, Block Medical, Pharmathera, Inc. and Nations Healthcare.

Employment Agreements

      The Company has entered into employment agreements with Messrs. Stevens, Grow, Kimbrough, Bell, Callahan and Fitzpatrick and Ms. Biehner. The terms of such employment agreements expire on August 31, 2004 with respect to Messrs. Stevens, Bell, Kimbrough and Fitzpatrick and Ms. Biehner, and the terms expire on August 31, 2005 with respect to Messrs. Grow and Callahan. Each employment agreement is subject to automatic one-year renewals. The Company may terminate the employment agreements at any time. Each employment agreement provides that in the event the Company terminates the executive’s employment without “cause” (as defined therein) and other than by reason of his death or disability, or in the event the executive terminates his employment for “good reason” (as defined therein), the executive shall continue to receive his salary as a severance payment for one year. In addition, upon such termination, these executive officers would be entitled to continue to participate in the Company’s benefit plans for a period of one year (or until the commencement of other full-time employment, whichever is earlier).

      The employment agreements entitle Messrs. Stevens, Grow, Kimbrough, Bell, Callahan, Fitzpatrick and Ms. Biehner to annual base salaries which for the twelve month period ending August 31, 2003 are presently set at $374,500, $241,500, $250,000, $230,040, $234,300, $221,275 and $233,200, respectively. Each employment agreement also provides for the payment of an annual bonus of up to 75% of salary with respect to Messrs. Grow, Kimbrough, Callahan, Bell, Fitzpatrick and Biehner and up to 100% of salary with respect to Mr. Stevens, based upon the extent to which the Company achieves certain performance goals based upon targets established by the Board of Directors. Each of the employment agreements entitles the executive to all benefits provided by the Company for its senior executives. In addition, the Company has agreed to maintain $500,000 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough, Bell, Fitzpatrick and Ms. Biehner payable to their respective named beneficiaries.

      Each of the employment agreements prohibits the executive’s disclosure and use of confidential information and restricts, for twelve months following termination of employment, the executive’s solicitation of certain employees of the Company, conduct of certain business with the Company’s five largest suppliers, or competition with the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the annual salaries paid to the Company’s Chief Executive Officer and the Company’s Named Executive Officers for the fiscal years ended June 30, 2000, 2001, and 2002.

					Long-Term
					Compensation Awards
		Annual Compensation
					Restricted	Securities
	Fiscal			Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Award(s)($)	Options(#)	Compensation(s)

David D. Stevens(2)	2002	$343,636	$350,000	$—	$—	—	$4,932
Chairman of the Board and	2001	305,112	308,629	—	—	120,000	4,529
Chief Executive Officer	2000	284,547	214,326	—	—	—	4,795
John R. (“Randy”) Grow(3)	2002	225,909	172,500	—	—	—	5,082
President	2001	201,362	152,557	—	—	60,000	4,225
	2000	189,690	95,051	—	—	—	4,813
Joel R. Kimbrough(4)	2002	225,713	172,500	—	—	—	5,297
Senior Vice President,	2001	199,833	151,603	—	—	60,000	5,106
Chief Financial Officer and	2000	186,364	93,582	—	—	—	5,343
Treasurer
Kyle J. Callahan(5)	2002	216,251	165,000	—	—	—	4,022
Senior Vice President	2001	193,466	146,724	—	—	60,000	3,688
	2000	183,294	91,417	—	—	—	3,455
Thomas W. Bell, Jr.(6)	2002	212,222	162,000	—	—	—	3,373
Senior Vice President,	2001	189,518	143,583	—	—	60,000	3,138
General Counsel and	2000	178,532	89,460	—	—	—	3,214
Secretary

(1)	Excludes perquisites and other personal benefits which for each Named Executive Officer during any such year did not exceed the lesser of $50,000 or 10% of such individuals salary plus annual bonus.
(2)	All other compensation for fiscal year 2002 includes Company contributions of $3,814 under its 401(k) Plan and $1,118 for Company-paid life insurance. All other compensation for fiscal year 2001 includes Company contributions of $3,629 under its 401(k) Plan and $900 for Company-paid life insurance. All other compensation for fiscal year 2000 includes Company contributions of $3,411 under its 401(k) plan and $1,384 for Company-paid life insurance.
(3)	All other compensation for fiscal year 2002 includes Company contributions of $3,404 under its 401(k) Plan and $1,678 for Company-paid life insurance. All other compensation for fiscal year 2001 includes Company contributions of $2,765 under its 401(k) Plan and $1,460 for Company-paid life insurance. All other compensation for fiscal year 2000 includes Company contributions of $2,644 under its 401(k) plan and $2,169 for Company-paid life insurance.
(4)	All other compensation for fiscal year 2002 includes Company contributions of $3,429 under its 401(k) Plan and $1,868 for Company-paid life insurance. All other compensation for fiscal year 2001 includes Company contributions of $3,456 under its 401(k) Plan and $1,650 for Company-paid life insurance. All other compensation for fiscal year 2000 includes Company contributions of $3,339 under its 401(k) plan and $2,004 for Company-paid life insurance.
(5)	All other compensation for fiscal year 2002 includes Company contributions of $3,644 under its 401(k) Plan and $378 for Company-paid life insurance. All other compensation for fiscal year 2001 includes Company contributions of $3,528 under its 401(k) Plan and $160 for Company-paid life insurance. All other compensation for fiscal year 2000 includes Company contributions of $3,311 under its 401(k) Plan and $144 for Company-paid life insurance.
(6)	All other compensation for fiscal year 2002 includes Company contributions of $2,085 under its 401(k) Plan and $1,288 for Company-paid life insurance. All other compensation for fiscal year 2001 includes Company contributions of $2,068 under its 401(k) Plan and $1,070 for Company-paid life insurance. All other compensation for fiscal year 2000 includes Company contributions of $1,890 under its 401(k) plan and $1,324 for Company-paid life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

      The Company did not grant stock options to the Named Executive Officers during the fiscal year ended June 30, 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

      The following table summarizes options exercised during fiscal year 2002 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options Held at		Options Held at
	Shares		June 30, 2002		June 30, 2002(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

David D. Stevens	70,000	$3,268,067	221,716	90,000	$9,141,855	$1,655,100
John R. (“Randy”) Grow	—	—	145,320	45,000	6,115,055	827,550
Joel R. Kimbrough	25,000	1,167,167	121,607	45,000	5,052,554	827,550
Kyle J. Callahan	10,000	356,334	72,499	45,000	2,775,549	827,550
Thomas W. Bell, Jr.	27,000	991,260	50,937	45,000	1,838,177	827,550

(1)	Based upon the difference between fair market value and the exercise price on the exercise dates.
(2)	Based upon the closing price of the Common Stock of $46.14 per share as reported on the NASDAQ National Market on June 28, 2002, less the exercise price of the options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

      This report is submitted by the Company’s Compensation Committee at the direction of the Board of Directors. It provides information regarding the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers. The Compensation Committee of the Board of Directors is responsible for reviewing and approving compensation for the Company’s executive officers. The Compensation Committee is composed of two non-employee directors. Because the Compensation Committee believes that each executive officer has the potential to affect the short-term and long-term profitability of the Company, the Committee places considerable importance on the task of creating and implementing the Company’s executive compensation program.

      The Company’s executive compensation program is focused on stockholder value, the overall performance of the Company, the effect of the executive’s performance on the success of the Company and the individual performance of the particular executive.

Compensation Philosophy

      The Compensation Committee’s philosophy is to integrate the compensation of the Company’s executive officers with corporate performance. The Committee’s objectives are to (i) measure executive performance against short-term and long-term goals, (ii) treat employees fairly and, at the same time, be cost effective, (iii) reward performance, (iv) recognize individual initiative and achievements, (v) foster teamwork within the Company so that employees share in the rewards and risks of the Company, and (vi) assure that executive compensation will be tax deductible to the maximum extent permissible. The Compensation Committee is also focused on assisting the Company in attracting, motivating, and retaining qualified executives, and aligning the incentives of management with the interests of stockholders. In administering the compensation policies and programs used by the Compensation Committee and endorsed by the Board of Directors, the Compensation Committee reviews and approves:

•	total compensation of executive officers in relation to Company performance;

•	long-term incentive compensation in the form of stock awards; and

•	cash or other bonuses based upon a percentage of annual salary to motivate and retain high quality executive officers.

      The compensation program of the Company currently consists of base salary, annual incentive compensation in the form of cash bonuses, and options. Because the Company’s compensation plan involves incentives contingent upon the Company’s performance and individual performance, an executive officer’s actual compensation level in any particular year may be above or below that of similarly situated officers of competitors. The Compensation Committee reviews each element of executive compensation annually.

      The key components of the Company’s executive compensation program are described below.

Base Salary

      The Compensation Committee, along with the CEO of the Company, reviews and approves an annual salary plan for the Company’s executive officers following a merit review conducted by the CEO. The salary plan is developed by the Company’s CEO. Many subjective factors are included in determining the executive’s base salary, such as (i) the executive officer’s responsibilities, (ii) the scope of the position, (iii) experience and length of service with the Company, (iv) individual efforts and performance within the Company, the industry and the community, (v) team building skills consistent with the Company’s best interests, (vi) observance of the Company’s ethics and compliance program, (vii) salaries paid by competitive companies to officers in similar positions, and (viii) base compensation paid to other Company executives. While these subjective factors are then integrated with other objective factors, including the Company’s net income, earnings per share, return on equity, and growth, the overall assessment is primarily a subjective one, intended to reflect the level of responsibility and individual performance of the particular executive officer.

Bonuses

      The Compensation Committee believes that a significant portion of the total cash compensation for executive officers should be based on the Company’s achievement of specific performance criteria, including earnings, and that a significant part of the cash compensation package should be at risk. Accordingly, executive officers of the Company receive a cash bonus based on a percentage of annual base salary if the Company meets an annual performance target. The performance targets are established and communicated at the beginning of each year. The executive officers’ performance targets have historically been, and are contractually, based on the achievement by the Company of earnings per share goals. Bonuses for executive officers can be as much as 100% of base salary with respect to Mr. Stevens and as much as 75% of base salary with respect to other executives, depending on the percentage of the earnings per share goal that is achieved. The calculation of the percentage of annual base salary to be paid as bonus upon achievement of a certain percentage of the goal for that year is set out in each executive’s employment contract.

Long-Term Component — Stock Incentive Plans

      To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives and to align executives’ incentives more closely with the interests of stockholders. The Compensation Committee continues to believe that stock option awards have been and remain an excellent vehicle for providing financial incentives for management. In addition to the 1996 Option Plan and the Accredo Health, Incorporated 1999 Long-Term Incentive Plan, the Company has also adopted the Accredo Health Incorporated 2002 Long-Term Incentive Plan, which is also administered by the Compensation Committee. The Company’s stock incentive plans permit the Company to issue stock options or other stock based awards to officers, key employees, and directors of the Company. Subject to general limits prescribed by the stock incentive plans, the Compensation Committee has the authority to determine the individuals to whom stock awards will be granted, the terms of the awards, and the number of shares subject to each award. The size of any particular stock award is based upon the executive’s position and the executive’s individual performance during the related evaluation period. Because the option exercise price is the price of stock on the date of grant and the options generally carry a ten-year life, under a stock option award executives benefit only if the value of the Company’s Common Stock increases.

      The Committee believes that executives with stock options are rewarded for their efforts to improve short and long-term performance. In this way, the financial interests of management are aligned with those of the Company’s stockholders. For this reason, the Company uses stock options as its predominate long-term incentive program.

      Executive officers of the Company may also participate in the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”). Executive officers are entitled to participate in the Stock Purchase Plan on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the Stock Purchase Plan. All contributions to the Stock Purchase Plan are made or invested in the Company’s Common Stock. These features are intended to align further the executives’ and stockholders’ long-term financial interests.

Other Benefits

      The Company’s executives are also entitled to participate in (i) the Company’s self-insured group medical plan, and (ii) the Company’s 401(k) plan. In addition, the Company maintains $500,000.00 in term life insurance for each of Messrs. Stevens, Grow, Kimbrough, Bell, Fitzpatrick and Ms. Biehner payable to their respective named beneficiaries. The Company makes only nominal use of perquisites in compensating its executive officers.

Chief Executive Officer Compensation

      The Compensation Committee’s basis for compensation of the Chief Executive Officer, David D. Stevens, is based on the compensation philosophy discussed above. Mr. Stevens participates in the same executive compensation plans available to the other executive officers. For the 12 months ending August 31, 2003, the Compensation Committee set the base salary of Mr. Stevens at $374,500. The compensation level established for Mr. Stevens was in response to the Committee’s and the Board’s assessments of the Company’s performance and accomplishments in fiscal 2002, as well as Mr. Stevens’ position in the Company and the nature of his responsibilities and contributions. The Committee considered Mr. Stevens’ performance in terms of the Company’s success in meeting its performance targets, from both an operational and a financial standpoint, and in executing its strategic plan. The Committee also considered the Company’s performance relative to its peers and competitors in the industry in evaluating Mr. Stevens’ compensation.

Federal Income Tax Deductibility Limitations

      The Compensation Committee intends to use its best efforts to structure future compensation so that executive compensation paid by the Company is fully deductible in accordance with Section 162(m) of the Internal Revenue Code enacted in 1993, which generally disallows a tax deduction to public companies for compensation over $1 million paid to certain executive officers unless certain conditions are met. However, the Compensation Committee may, in a particular case, decide to approve compensation that may prove not to be deductible.

Summary

      The Compensation Committee believes that the Company’s compensation policies are strongly linked to the Company’s performance and the enhancement of stockholder value. The Compensation Committee intends to continually evaluate the Company’s compensation policies and plans to ensure that they are appropriately configured to align the interest of officers and stockholders and that the Company can attract, motivate, and retain talented management personnel.

Submitted by the Compensation Committee of the Company’s Board of Directors.

Kenneth J. Melkus

Patrick J. Welsh

STOCKHOLDER RETURN

PERFORMANCE GRAPH

      The following is a comparative performance graph that compares the percentage change of cumulative total stockholder return on the Company’s Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total stockholder return on the Company’s Common Stock with (1) the Nasdaq Stock Market Index (the “Broad Index”) and (2) the Dow Jones US Healthcare Index (the “Industry Index”). The graph begins on April 16, 1999, the date on which the Company’s Common Stock first began trading on the Nasdaq National Market. For purposes of preparing the graph, the Company assumed that an investment of $100 was made on April 16, 1999 in the Company’s Common Stock, and on March 31, 1999 in the case of the Broad Index, and the Industry Index and that all dividends, if any, were reinvested at the time they were paid.

      The Dow Jones US Healthcare Index is comprised of a broad mix of publicly traded healthcare related companies in the Biotechnology, Pharmaceuticals, Diagnostics and Imaging, Medical Products, and Healthcare Services sectors, and also includes the Company. The components of the index portfolio are intended to be a broad representative sample of the public companies in this industry sector. Management believes that the Index includes companies that are comparable to the Company in terms of their businesses, size and market characteristics.

      The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company’s Common Stock.

COMPARISON OF 38 MONTH CUMULATIVE TOTAL RETURN*

AMONG ACCREDO HEALTH, INCORPORATED, THE NASDAQ STOCK MARKET (U.S.)
INDEX AND THE DOW JONES HEALTHCARE INDEX

	4/16/1999	6/99	9/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01	3/02	6/02

ACCREDO HEALTH INC	100.00	204.70	196.89	192.20	310.55	324.04	458.21	470.52	459.66	522.97	511.86	558.27	805.34	648.83
NASDAQ STOCK MARKET (U.S.)	100.00	109.39	112.11	165.70	186.03	161.75	148.84	99.67	74.40	87.69	60.84	79.09	74.89	59.70
DOW JONES US HEALTHCARE	100.00	96.66	87.91	93.14	96.97	117.53	118.71	128.03	106.74	109.19	108.81	111.89	110.04	91.79

*$100 invested on 4/16/99 in stock or on 3/31/99 in index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

      In the previous year, the Company compared the performance of its stock to the JP Morgan H & Q Healthcare Index. This industry index is no longer published. Therefore, the graph below provides a comparison of the prior year’s graph with the new industry index, Dow Jones US Healthcare Index.

COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*

AMONG ACCREDO HEALTH, INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE DOW JONES HEALTHCARE INDEX
AND THE JP MORGAN H & Q HEALTHCARE INDEX

	4/16/1999	6/99	9/99	12/99	3/00	6/00	9/00	12/00	3/01	6/01

ACCREDO HEALTH INC	100.00	204.70	196.89	192.20	310.55	324.04	458.21	470.52	459.66	522.97
NASDAQ STOCK MARKET (U.S.)	100.00	109.39	112.11	165.70	186.03	161.75	148.84	99.67	74.40	87.69
JP MORGAN H & Q HEALTHCARE	100.00	103.43	96.31	112.44	125.69	144.93	159.35	163.51	138.58	153.07
DOW JONES US HEALTHCARE	100.00	96.66	87.91	93.14	96.97	117.53	118.71	128.03	106.74	109.19

*$100 invested on 4/16/99 in stock or on 3/31/99 in index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

      THE FOREGOING REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, STOCK PERFORMANCE GRAPH AND REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT ACCREDO SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Melkus and Welsh presently serve as members of the Compensation Committee of the Board of Directors and served on the Compensation Committee during the fiscal year ended June 30, 2002. None of Messrs. Melkus or Welsh, nor any executive officer of the Company, serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lease of Real Property

      Pursuant to a lease agreement dated January 1, 2001, the Company’s subsidiary, HHS, leases approximately 31,330 square feet of administrative and other space located at 6820 Charlotte Pike, Nashville, Tennessee from the mother of Kyle J. Callahan (who is currently a director and executive officer of the Company and HHS). The lease contains an initial term of 5 years and a five-year renewal option. The initial 5-year term expires December 31, 2005. During fiscal 2002, HHS paid Mr. Callahan’s mother $485,627.52 under this lease. A predecessor lease with Mr. Callahan’s mother dated September 1, 1994 and amended on May 1, 1997 and May 25, 1999 was in place when the Company purchased HHS in June 1997. Prior to entering into the current lease, the Company conducted a search for suitable rental property in Nashville and a survey of rental rates for comparable space. The Company believes that the foregoing Lease was obtained on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Payment of Escrowed Funds

      In June 1997, the Company purchased all of the outstanding shares of common stock of HHS. The mother of Kyle J. Callahan (currently a director and executive officer of the Company and HHS) was a significant stockholder of HHS. Part of the consideration received by the selling shareholders was placed in two escrow accounts to secure potential indemnification claims for breaches of the seller’s representations and warranties and to satisfy certain accounts payable of HHS that had not been resolved at closing. $620,401 continues to be held in escrow pending resolution of certain pending matters.

Company Policy

      The Company has adopted a policy pursuant to which transactions with affiliates (other than those entered into in connection with the formation of the Company) must be reviewed by the Audit Committee and approved by a majority of the disinterested members of the Board of Directors and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16 of the Exchange Act, the Company’s directors, executive officers and any person holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the SEC and the Nasdaq National Market. These persons also are required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company must report in this Proxy Statement any failure to make required filings in fiscal year ended June 30, 2002. Based solely on a review of the reports furnished to the Company or written representations from the Company’s directors, officers, and ten percent beneficial owners, all reporting requirements were satisfied, with the exception of a Form 5 that was filed late by Barbara Biehner in connection with the grant to her of options on June 24, 2002.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Stockholders of the Company wishing to submit a proposal for action at the Company’s 2003 annual meeting of stockholders and to have the proposal included in the Company’s proxy materials relating to that meeting, must deliver their proposals to the Company at its principal offices not later than June 19, 2003. Additional legal requirements apply to any inclusion of stockholder proposals in proxy materials of the Company.

      In order to be considered at the 2003 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company’s By-Laws. The Company’s By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders’ meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company’s Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

      The specific requirements of these advance notice and eligibility provisions are set forth in Section 11 and Section 12 of Article II of the Company’s By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

ANNUAL REPORTS

      The Company’s fiscal 2002 Annual Report to stockholders is being mailed to the Company’s stockholders with this Proxy Statement. The Annual Report is not part of the proxy soliciting material.

      A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002 as filed with the Securities and Exchange Commission may be obtained by any stockholder, free of charge, upon written request to the Office of the Secretary, Accredo Health, Incorporated, 1640 Century Center Parkway, Suite 101, Memphis, Tennessee 38134.

OTHER MATTERS

      The management of the Company knows of no other matters to be presented and acted upon at the Annual Meeting other than those set forth in the accompanying notice. However, if any other matters requiring a vote of the stockholders should properly come before the Annual Meeting or any adjournment thereof, each proxy will be voted with respect thereto in accordance with the best judgment of the proxy holder.

ACCREDO HEALTH, INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Thomas W. Bell, Jr. and Joel R. Kimbrough as Proxies, each with power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Accredo Health, Incorporated held of record by the undersigned on September 23, 2002, at the Annual Meeting of Stockholders to be held on November 19, 2002, and at any adjournment.

     The Board of Directors recommends a vote “FOR” all of the following proposals:

1.     ELECTION OF CLASS I AND III DIRECTORS. On the proposal to elect David D. Stevens, Kevin L. Roberg and Kenneth Melkus as Class I Directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified; and to elect Nancy-Ann Parle as a Class III Director to serve until the 2004 Annual Meeting of Stockholders and until her successor is elected and qualified:

[ ]	FOR all nominees listed above	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME AND CLASS OF DIRECTORSHIP ON THE SPACE PROVIDED BELOW.)

2.     RATIFICATION OF AUDITORS. On the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003:

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.      OTHER BUSINESS

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND FOR PROPOSAL 2 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Address Change Requested_______________________

Dated: ____________________________________, 2002

Signature________________________________________

Signature if held jointly